UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2013

Dynacast International Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-179497	90-0728033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14045 Ballantyne Corporate Place, Suite 300, Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 927-2789

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 28, 2013, Dynacast International Inc. (the “Company”) filed a press release regarding its financial results for the first quarter ended March 31, 2013 and its conference call on May 28, 2013 to discuss those results. A copy of the press release is furnished as Exhibit 99.1.

The Company makes reference to non-GAAP financial information in the press release furnished herewith. Specifically, these non-GAAP measures include Adjusted EBITDA and Segment EBITDA.

EBITDA is earnings before interest, other income, taxes, depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA, adjusted for certain items that the Company believes hinder comparison of the performance of its business either period-over-period or with other businesses, including non-controlling interests, management fees, restructuring costs, professional fees and transaction costs. Items are excluded from Adjusted EBITDA because they are individually or collectively material items that the Company does not consider to be representative of the performance of its core business during the periods under review. The Company believes that the presentation of Adjusted EBITDA enhances an investor’s understanding of its performance.

Segment EBITDA is calculated by adding back depreciation and amortization expense to segment operating income and subtracting non-controlling interests in EBITDA for each segment. We measure and evaluate our reportable segments based on segment operating income, which is consistent with our chief operating decision maker’s assessment of segment performance. Segment EBITDA does not purport to be an alternative to segment operating income.

Adjusted EBITDA and Segment EBITDA are considered non-GAAP measures because they exclude amounts that are included in, or include amounts that are excluded from, the most directly comparable measure calculated and presented in accordance with GAAP or are calculated using financial measures that are not calculated in accordance with GAAP. Adjusted EBITDA and Segment EBITDA have limitations as analytical tools, and they should not be considered in isolation, or as a substitute for an analysis of the Company’s results as reported under GAAP. Some of these limitations include, but are not limited to the fact that Adjusted EBITDA and Segment EBITDA:

•	do not reflect the Company’s cash expenditures or future requirements for capital expenditures or contractual commitments;

•	do not reflect changes in, or cash requirements for, the Company’s working capital needs;

•	do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on the Company’s debt;

•	do not reflect any cash requirements that would be required for replacement of assets that are being depreciated or amortized; and

•	may exclude items that reflect cash payments that were made, or will in the future be made.

The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which limits their usefulness as comparative measures. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is contained in the press release.

The information set forth under this Item 2.02, including Exhibit 99.1 referenced herein, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release, dated May 28, 2013, with respect to the Company’s financial results for the first quarter ended March 31, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2013

DYNACAST INTERNATIONAL INC.

By:	/s/ Adrian D. Murphy
Adrian D. Murphy
Secretary, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release, dated May 28, 2013, with respect to the Company’s financial results for the first quarter ended March 31, 2013

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